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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     February 1, 2001
                                                     ----------------


                          SWISSRAY International, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         New York                 0-26972                  16-0950197
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(State of Other Jurisdiction   (Commission               (IRS Employer
           Of Incorporation)    File Number)              Identification
                                                                No.)


80 Grasslands Road, Elmsford, New York                         10523
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(Address of Principal Executive Offices)


Registrant's telephone number, including area code          1-914-345-3700
                                                            --------------




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          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.           Other Events.

         In August of 1999 the Company signed a one year exclusive sales, marketing and service agreement (Agreement) with Hitachi Medical Systems America, Inc. (HMSA), a subsidiary of Hitachi Medical Corporation. Under the terms of the Agreement HMSA provided sales, marketing, and service for the distribution of the Company's family of ddR systems to end users within certain defined territories within the United States.

         Additionally, the Agreement contained provisions whereby additional exclusions exist with respect to various identified customers reserved to the Company principally due to the Company's prior contact with and/or dealings with such clientele.

         In accordance with such Agreement, the Company was required to provide and provided HMSA with service training, installation, technical support and spare parts. The Company also warranted to the End-User that its product (exclusive of product software) would be free from defects in material and workmanship at the time of delivery to End-User and for a period of 12 months from date of completion of product installation.

         The initial term of the Agreement expired in August 2000 without either party seeking cancellation thereof and remained in effect subject to all of its terms and conditions as set forth therein during the period of time that the parties actively negotiated and subsequently entered into a new two (2) year sales, marketing and service agreement (Agreement) effective February 1, 2001.

         The new Agreement, in a manner similar to the terminated Agreement, contains provisions regarding (a) defined territories in the U.S. to which HMSA would market Company products, (b) certain additional exclusions with respect to various identified customers reserved to the Company and (c) service training, installation, technical support and spare parts provisions as well as a Company warranty to End-User - the latter in same manner as indicated above with respect to the initial Agreement.

         The new Agreement contains certain provisions which did not exist at all in the prior Agreement, two of which are considered to be, by Company management, quite important and beneficial (from a monetary point of view) to the Company. Such provisions relate to the fact that (a) the Company is to receive a "marketing fee" of $100,000 per annum payable in equal quarterly payments during the first year of the Agreement and (b) HMSA is obligated to purchase a minimum of 25 units during the first year of the Agreement.

         Both the marketing fee and minimum purchase order requirements (as well as product pricing) for the second year of the Agreement are subject to adjustment, based upon certain defined criteria, during the second year of the Agreement and further based upon mutual agreement between the parties. Absent such agreement, the Agreement will automatically terminate on the last day of such year. Assuming mutual agreement with respect to the items subject to renegotiation, the Agreement may be renewed for additional periods.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SWISSRAY International, Inc.




Date: March 7, 2001                 By  /Michael Laupper/
                                        ----------------------
                                        Michael Laupper, Chief Financial Officer